Exhibit 99.2

                          ANNUAL SERVICER'S CERTIFICATE

                      CHASE BANK USA, NATIONAL ASSOCIATION

--------------------------------------------------------------------------------

                          Chase Auto Owner Trust 2005-A

--------------------------------------------------------------------------------

            The undersigned, a duly authorized representative of Chase Bank USA, National Association ("Chase USA"), as Servicer pursuant to the Sale and Servicing Agreement dated as of May 26, 2005 (the "Sale and Servicing Agreement") by and between Chase USA and Chase Auto Owner Trust 2005-A, as issuer (the "Issuer"), does hereby certify that:

      1. A review of the activities of the Servicer during the period from May 26, 2005 until December 31, 2005 was conducted under my supervision.

      2. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations under the Sale and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 3 below.

      3.    None.

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 29th day of March 2006.


                                        /s/ Richard J. Naeder
                                        ----------------------
                                        Richard J. Naeder
                                        Authorized Signatory